EXHIBIT 5.29

CONSENT OF JEFFREY WOODS, SME MMAS

The undersigned hereby consents to the use of their report entitled “Technical Report on the Mesquite Gold Mine, California U.S.A.” with an effective date of December 31, 2019, and a report date of April 27, 2020, and the information derived therefrom, as well as the reference to their name, in each case where used or incorporated by reference in the Registration Statement on Form F-10 of Equinox Gold Corp.

/s/ Jeffrey Woods
By: Jeffrey Woods, SME MMAS

Dated: November 21, 2022